Exhibit 2.1

Fi l ed in the Office of K,.(,.,,.,,At6 0 Secretary of State State Of Nevada Business Number C5889 - 1998 Filing Numbe r 20170534838 - 01 F i led On 12/19/2017 Number of Pages I 1111111 1111111111 1111111111 1111111111111 •090204• BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov Certificate of Amendment (PURSUAN T TO NRS 78.385 AND 76.390) USE BLACK INK ONLY - DO NOT HIGHLIGHT ASOVE SPACE IS FOR OFFICE USE ONLY Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 7B.385 and 78.390 - After lssuance of Stock) 1. Name of corporation: :Genesis Electronics Group 2: The articles have been amended as fol l ows: (prov i de article n umb rs , if available) 3. Genesis Electronics Group has 1 , 200,000 , 000 share at 0.00 I par va l ue. We need to increase those shares : by 1,000,000,000 shares at 0.00 I par value for a total of 2,200,000,000 shares at 0.00 I par value. 3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: ·· S00,000,000 · J 4. Effective date and time of filing: (optional) Date: 12/19/2017 Time: 1 5:00 pm (must not be later than 90 days after the certificate is filed) 5. Signature: (required) DocuSigned by: X Signature of Officer B3B38129AFBC40A. .. *If any p ro posed amendment would alter or change any preference or any relative or other right g i ven to any class or series of o uts tand i ng s h a r es . then the amendment must be approved by the vo te , in addition lo the affirmative vote ot'lerwise required, of the holders of shares representing a majority of the vot i n g power of each class or series affected by the amendment regardless to limitations or restrictions on the vot in g power thereof Th;s form must be accompanied by appropriate fees. IMPORTANT: FaHure to include any of the above information and submit with the proper fees may cause t h i s filing to be rejec t ed . Ne¥ada Secretary or State Amend Profit - Afte r Revised : 1 - 5 - 15

Filed i n the Office of l(_{,,,.,.11fo 0 Secretary of State State Of Nevada Business Number C5889 - 1998 filing Number 20170344171 - 10 Filed On 08/10/2017 Number of Pa ges I 1111111111111111111111111111111}11111111 '()90204· BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390) USE BLACK INK ONLY - DO NOT HIGHLIGHT ABOVE SPACE IS FOR OFFICE USE ONLY Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock) - : N rn - - ! _ CO!P,O,r,i:l n : .. Genesis Electronic Group Inc 2. The articles have been amended as follows: (provide article numbers , if available) 1 Articles I Name of Genesis Electronic Group Inc : Articles 2 Change name from Genesis Electronic Group Inc to Genesis Electronics Group Inc. i 3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is T - ·· - lOO% 4. Effective date and time of filing: (optional) 5. Signature: (required) X Date: ! Augu s t_l_0 , _2017 _ Time: . 2 _ :45_ p m (must not be later than 90 days after the certificate is filed) Signature of Officer ·1t any proposed amendment would alter or change any preference or any re l at ive or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote. in addition to the a ffi rma t ive vote otherwise re q uired , of the holders of shares representing a majority of the voting power of each class or senes affected by the amendment regardless to Hmitat1ons or r e st r ictions on the voting power thereof. This form must be accompanied by appropriate fees. IMPORTANT: Failure to include any of the above information and submit with t h e proper fees may cause this filing to be rejected . Nevada Secretary of State Amend P ro fit - Arter Revised· 1 - 5 - 15

1111111111111111111111111111111111111111 •090204• BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78 .3 90 ) Filed in the Office of Secret a ry of State State Of Nevada Filed On 08/09/2017 Number of Pages I USE BLACK INK ONLY - DO NOT HIGHLIGHT ABOVE SPACE IS FOR OFFICE USE ONLY Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78 . 390 - After Issuance of Stock) 1. Name of corpora . . tion . .. : . . ' . . - . Caciquc Mining Inc. . . 2. The articles have been amended as follows: {provide article num be rs , if avaitable) ' ' · - ·· - • · - • -- - ·· - · ·· · · · · --- - ·· · - - - - - - · - -- - --- - - · · · Article 1: Caciquc Mining Inc. : Article 2: Change the name from Caciquc Mining Inc to Genesis Electronic Group Inc. 3 . The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the 1 articles of incorporation* have voted in favor of the amendment is: · - · OO /o ---------- - 4. Effective date and time of filing: (optional} - · - · · · - · ·· - - - - - - .. ,. _ Date: August 8, 2017 _ I Time: f ..... _ _ 3 p,m (must not be later than 90 days after the certificate is filed) 5. Signature: {required) X Signature of Officer • it any proposed amendment would alter or change any preference or any relative or other right given to a n y class or s e r i es of outstanding s ha r es , then the amendment must be approved by the vote, in addition to the affirmative vote otherwise r equ i re d, of the holders of shares representing a maJority of the voting power of each class or senes affected by the amendment regardless to l i mitations or restrictions on the voting power thereof . This form must be accompanie d by appropriate fees. IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected. Nevada Secreta,y or State Amend P rofit - A ft er Revised: 1 - 5 - 1 5

Filed in the Office of fJ,,. ,}, 0 Secretary of State State Of Nevada Business Number CS889 - t998 Filing Number 20170269554 - 41 Filed On 06/22/2017 Number of Pages l 1111111111111111111111111111111111111111 •0902il4• BARBARA K . CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 5708 Website: www.nvsos.gov Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390) USE BlP.CK INK ONLY·00 NOT HIGHLIGHT A.BOVE SPA.CE IS FOR OFFICE USE ONLY Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock) 1. !'Jam of corporat \ on: · -- · · ' Ge nesis Electronics Group Inc I · · ·· - ·J 2. The articles have been amended as follows: (provide article numbers, if available) · - .. -- ··· -- - · --- ·· ··· - - ·· - ·· - · - -- - · ----- ··•"' . . .. . -- ---- · --- -- · - .. · - - ,. . ; Art icl e 1 Name of the company Genesis Elctronics Group Inc. j Articlc 2 Change the name fi - om Genesis Electronics GToup lnc to Cacique Mining Inc. I r 3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power , or such greater proportion of the voting power as may be req u ired in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: : - · · lOO¾ Time: . 5 _ pm 4. Effective date and time of fifing: (optional) 5. Signature : (required) Date: _ June 2 _ 1 , _ - Q_ . (must not be later than 90 days after the certificate is filed) X Signature of Officer • tf any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote olhe rNis e r eq u i red , of the holders of shares representing a majority of the voting power of each class or se ri es affected by the amendment regardless to li m it a tions or restrictions on the voting power the r eof . This form must be acr.ompanied by appropri;:itc fees. IMPORT ANT: Failure to include any of the above intormallon and submit with the proper fees may cause this filing to be rejected. Neva<la Secretary of Slate Ame»d Profit - After Re v ised: 1 - 5 - 1 S

1111111 1111111111111111111111111 If II 1111 • . . . ROSSMILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 897014520 (775) 684 - 5708 Website : www . nvsos . gov Certificate of Amendment (PURSUANT TO NRS 78 . 385 AND 78.390) Filed in the Office of Business Numbe r C5889 - 1998 ,:;:;: Secretary of State State Of Nevada Filing Number 20120356722 - 30 F i led On 05 / 21/2012 Number of Pages 1 USEBl.ACK INK ONLY - DO lolOTHIGHLIGHT ABOVESPACE IS FOR OFFICE USE ONLY Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock) 1. Name of corporation: Genesis Electronics Group, Inc. 2. The articles have been a nde? as follows: (provide article numbers, if available) Capita l Stock. The amount of the total authorized capital stock of the corporation is 1,200,000,000 shares with par value of S0.001 per share. Each share of stock shall have one (1) vote. Such stock may be issued from time lo time without action by the shareholders for such consideration as may be fixed from time to time by the Board of Directors, and shares so issued, the full consideration for which has been pai.d or delivered, shall be deemed the full paid - up stock, and the holder of su c h shares shall not be held liable for any further payments therof. Said stock shaU not be subject to assessment to pay lhe debts of the corporation, and no paid - up stock, and no stock issued as fully paid, shall ever be assessed as assessable by the corporation . 3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vo1e by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: · · l l 1 , 066,8 32 4. Effective date and time of filing: (optional) Date: 5 / 21/20l2 Time: 9:00 AM EDT (must not be later than 90 days after the certificate is filed) 5. S i gnature : (required) Signature of Officer * I f any proposed amendment wou l d alter or change any preference or any r el ativ e or other right given to any class o r series of outstanding shares, then the amendment must be approved by the vot e . in addition to the affirmative vote otherwise req uire d , of the holders o f shares representing a maj o rity of the voling power of each ciass or series affected by the amendment regardless to l i mitations or restrictions on the voting power t her eo f . This form must be accompanied by appropriate fees. IMPORTANT: Fa il u r e to i n clude any of the above i nfo rmat ion and submit with the proper tees may cause this filing to be reject e d . Nevada Se cr etaiy Of Stale Amend Profit - Mer ReY"le<l : 8 - 31 - 11

Filed in the Office of Business Number C5889 - t998 ,;;?,,L_ Filing Number 20 II 065S046 - 60 Secretary of State State Of Nevada Filed On 09/08/2011 Number of P ages I I llllll1111111111111111111111111111111 ROSSMILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701 - 4520 (775) 63 - 4 - 5708 Website: www . nvsos . goY Certificate of Change Pursuant to NRS 78.209 USE8lACK INK OHLY • 00 NOT HIGHLIGHT ABOVE SPACE lS FO OFFICE US£ ONL 'I' Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations 1. t - Jame of corporation: GENESJS ELECTRONICS GROUP, INC. 2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders. 3. The current number of authorized shares and the par value, if any, of each class or series , if any, of shares before the change : 300,000,000 shares of common s t ock , S0.001 par value 4. The number of authorized shares and the par value, if any, of each class or series , if any , of shares after the change: 600.000,000 shares or common stock, SO.DO I par value 5. The n u mber of shares of each affected class or se r ie s , i f any , to be issued after the change in exchange for each issued share of the sameclass or serie s : 176,000,906 6. The provisions. if any , far the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby: None 7. Effective date of filing: (optional) 8. Signature: (required) X Jb. r4 ca Jt fu_ - < t/4 ,, - s19nature of Offi<:er (must not b e later than 90 days after the cert i fica te is filed) Chief Executive Ofticer Title IMPORTANT: Failure to include any of the above i n lo r m ation and submit with the proper fees may cause t h i s filing to be r e j ect ed . This fomi musl be accompanied by appropriate fees. Neva!la Seaerory of Stare SIOCk Splij R l!Y1,ed · 3 - 6 - 09

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Certificate of Amendment

PURSUANT TO NRS 78.385 AND 78.390)

Filed in the Office of	Business Number C5889-1998
	Filing Number 20090173237-04
Secretary of State	Filed On 02/24/2009
State Of Nevada	Number of Pages 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:
Pricester.com, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article 1. NAME. The name of the corporation which is hereinafter referred to as "the corporation", is:

Genesis Electronics Group, Inc.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 61.52%

4. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer (CHIEF FINANCIAL OFFICER)

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

Fi l e d in the Office of Business Number C5889 - !998 ,;;? Filing Number 20080363768 - 33 Secretary of State State Of Nevada Filed On 05 / 29/2008 Number of Pages I 05/29/2008 12:38 9542721212 PRICESTER.COM PAGE 02/04 ROSS MfLLEft secret.arv Cf S • 284 N<1rtn Cat9on Street, $ \ o 'l C - - 4;:lty, N - - ff701"4:i$1 (775)C84570D : - ct - .ta,yo!a - .bb: Certificate of Amendmea:,t (PURSUANT iO NRS 78.385 AND 78.3!)0) A1KJIII! •. \ Cl!• - \ las 0611.V Certificam of Amendment to Articlaa of fncomermton Eor Nevada Pozfit Corporations (Pur,uant to NRS 7&..3$5 $Id 78,390 - After beuent:$ of Stock) 1 . Na _ m e o r corporation: Priccsta'.et>,,,_ r:oe. 2. The artides have been amended as - - - - , :iumt>ers. if avaHable): 3. CAP.fl'l,J.. S.TOCS:. The - tof doa row Qf1!,u, D300,000,000 sh. - Mill par af$0.001 psrw - . Eadi aii.eotsrod: ban ha \ 'IIODC (l)" ƒ tll. Sudi ,ux:kiMY 1,$ - 1 fromrime to lime 'llilhfflrt acrloa byQO S!IX'fflO'ldcn!« mdi q:,.• m b a f e i , K"(! fw:m time to timeby me Boardo( DiNcto.cs. llDd so . WUO<S, cbe fllll OOD fQ wtu t czbim bell paid ordeliv«ed. shall bl the t'aapaid 110<:k, the ho.lder (If mo:b :lb 4bal'i ,_ be lidtJa fol - Q)" .furtbi;rpayment a..teot. Said st k sball DDt lit: :sobj,ocl to asxssmcut co ,s tuny pail!, - b . e i;uc of bl.e FY th.a delm t>f On, anod toto4: - d U<I byllkt 3Th.e vote by which the stockholders hOldlng Sha!'$$ In the oorporation efltit'ffng 1hem to exerdse et lel!lst 1t majority of the voljpg pcw,ter. or such Ql'B&tef proporton _of 1ha voting powe{' as may be requiredIn the case of - a vote by Of .. serles, or as mny be ulred by tne provisions ot the" Mid oIfncorporation Mlfe v edInfavor of the meodme'lt le; - ·· · ···· s1 4 _ Bfective date offllfng(optionar): - - · - · H - ··· • • 5. Officer Signature {Required): *11 anyp emendment WOUld . allfll'QJ" - l"11n11tar1 « nd Ŷ t1ve«•1111tit lo .. - iy o - r 1ff D1 CUUltSf)d;r,g ., lhQf \ 1fle fnlJatbll eppRMt(l tiy m. . In aadltlo(l fD 1h<l afflm..11ve wb . ol th&h of &nQt re • rn. of.,. SKIW9f' eGdl 0la6$ or&Wies effeeteo t,y the amendnwnl NQaroi - Of llmitabOl'IS or restne.11 oottu, !ii PQ'Mlf m.r Ŷ of . . .. , ..:, - :, / - IMPORTANT: Failure to Include any of the above lnfonMtion and submit the proper fees ma)I cause this filing to be reJected_ - &oa,r · io,yof_,.,.71 , »s - ,......,...:1uiTAJ I

FROM : LDV CONSULTING PHONE NO. : 954 5727986 Jul. 07 2004 05:03PM P2

(#175)

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

FILED # C 5889-98

JUL 0 6 2004

IN THE OFFICE OF
DEAN HELLER, SECRETARY OF STATE

Certificate of Amendment

(PURSUANT TO NRS 78.385 and 78.390)

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation: Imegs, Inc

2. The articles have been amended as follows (provide article numbers, if available):

Article 1, Name Change, to the Name of the Corporation.

Change the name of Corporation 5889-1998 to:

Pricester. Com, Inc.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 85 %.

4. Effective date of filing (optional): (must not be later than 90 days after the certificate is filed)

5. Officer Signature (required): James Schiller, Secretary ; [signature] President

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

Nevada Secretary of State AM 78.385 Amend 2003
Revised on: 11/03/03

C040709-0441

AUG 2 3 2000 Business .i \ dvarntage No. 22, Inc. A Ncva,:a Professional Corporation Secretary of State File No. 5889 - 1998 CERTIF1CATE OF AMENDMENT OF ARTICLES OF INCORPORATION NRS 78.385 - NRS 78 . 390 KNOW ALL MEN BY THESE PRESENTS: That at a special meeting of the Board of Directors and Shareholders of the Corporation held on August J..L, 2000 , notice having first been given to each shareholder entitled to in person or by proxy, the following resolut i ons were proposed for adoption: NAME OF THE CORPORATION RESOLVED that the name of thecorporation be changed to JMEGS, INC.. UPON CANVASSfNG the votes of the shareholders, the Resolution was duly adop te d by a unanimous vote of shareholders emirled to exercise a majority of the voting power of theshareholders of the corporation. NOW, THEREFORE, WE :00 H£REBY CERTJFY that An :i cle I of the Articles of Incorporation of B U SINESS ADVANTAGE NO. 22, INC., a Nevada corporation, h as been amended as follows: : \ 'AME. The name of the corporation, which is hereinafter referred to as "the coiporation'', is Il \ lIEGS, INC. HERMAN G . HcRBIG A:TORNEV A.T LAW·M1Noeri, NEv;..c,:.. iON82 - 400J

Notarial Acknowledgement ST A TE OF NEV ADA , CARSON CITY, ss: On rbis 'J of August, 2000, there petSOnally appeared before me, a Notary Public, HERMAN G. HERBIG, in his official capacily as President and Secretary oflMEGS, INC. persona lly kno \ \ n to me as such; OR Qproveo to me as such b y satisfactory evidence; OR Owhose identity I verified upon the oath of , acredible witness personally known t o me; who acknowledged that (s)he executed the foregoing deed freely, vo lun tarily a.11d for the purposes stated therein. N M Appointment Expires: NOTARY PUBLIC STATEOFN!:VADA , _ Cour.:yofC>:>ug•a, i ANDREA s. HECK/v'A I • MyAvpoinlm9mE piresJ"' 1 a> ,;J,J• <>¢ HERltfAN G. HERSJG ATTORN E YAT LAW - MINDEN, NEVADA 702 - 132 - 4033

FILED 111 Tr - il: OcFICE OF TrlE SECRETARY OF 51ATE OF THE STATE Of= NEVADA Receipt No. FY 6 HERMAN G. HERBIG, LID. 135.00 03/13/1998 REC'D BY BB MAR 1 9 1998 wcz - ,1p I, '7/JL - lllU CllfTAIIY_ OF STATt 22., m; - uzitttss J \ ahanfnB.e n - A Nevada Corporation J \ rlicks of m:orporn:tirm KNOW ALL MEN BY TIIESE PRESENTS : That the undersigned has this day formed a corporation for the transaction of business, and the promotion and conduct of the objects and purposes hereinafter stated, under and pursuant to Chapter 78 of the Nevada Revised Statutes . I DO HEREBY CERTIFY : l. NAME. The name of the corporation, which is hereinafter referred to as "the corporation 11 , is: Business Advantage No. 22, Inc. 2. REGISTERED OFF1CE. The registered office of the corporation and the resident agent m. charge thereof shall be : 1HE BUSINESS ADVANTAGE, INC. 1638 Ninth Street P. 0 . Box 2290 Minden, Nevada 89423 - 2290 Office: 702 - 782 - 4003 Fax: 702 - 782 - 6025 Offices for the transaction of any business of the corporation and where the meetings of the Bo . rd of Directors and of the sharnholders may be held, and where the books of the corporation may be kept, may be established and maintained in any other part of the State of Nevada, or in any other state, territory or possession of the United States of America, the District of Columbia, or in any foreign country . 3. CAPITAL STOCK . The amount of the total authorized capital stock of this corporation is 25 , 000 , 000 shares ,>vith par value of $ 0 . 001 per share . Each share of stock shall have one ( 1 \ vote . Such stock may be issued from time to ti . me v . >i . thout action by the shareholders . such HERMAN G. HERBIG A'TTORNEY AT v'IW M tt - 00' • , Ne,., 7W - 7S2

ARTICLES OF [NCORPORATION PAGE2 consideration as may be fixed from time to time by the Board of Directors, and shares so issued, the full consideration for which has been paid or delivered . , shall be deemed the full paid up stock, and the holder of such shares shall not be liable for any further payment thereof Said stock shall not be subject to assessment to pay the debts of the corporation, and no paid - up stock and no stock issues as fully paid, shall ever be assessed of assessable by the corporation 4. DIRECTORS . The governing board of this corporation shall be known as Dir -- tors, and the number of directors may from time to time be increased or decreased in such a manner as shall be provided by the bylaws of th . is corporation and the laws oft . he State ofNeva . da . The name and post office address of the members of first board of directors, which shall be one director in number, is Herman G . Herbig - P . 0 Box 2290 - Minden, Nevada 89423 - 2290 . 5. BOARD OF DIRECTORS . The Board of Directors shall have the power and authority to make and alter, or amend, the bylaws , to fix the amount in cash or otherwise to be reserved as working capital, and to authorize and cause to be executed the mortgages and liens upon property and franchises of the corporation . The Board ofDirectors shall, from time to time, deteonine whether, and to what extent, and at what times and places, and under what conditions and regulations , the accounts and books of the corporation, or any of them, shall be open to the inspection of the shareholders ; and no shareholder shall have the right to inspect any account, book or document of this corporation except as conferred by the Statutes of Nevada, or authorized by the Directors or by resolution of the shareholders . The shareholders and directors shall have the power to hold their meetings , and keep the books, documents and papers of the corporation outside of the State of Nevada, and at such place as may from time to time be designated by the bylaws or by resolution of the Board of Directors or shareholders, except as otherwise required by the laws of the State ofNev a da . The corporation shall indemnify each present and future officer and director of the corporation and each person who serves at t he request of the corporation as an officer or director of any other corporation, whether or not such person is also an officer or director of the corporation, against all costs , expenses and liabilities, including t he amounts of judgments, amounts paid in compromise settlements and amounts paid for services of counsel and other related expenses, which may be incurred by or imposed on him or her i : 1 coiliiectiou with any ciaim, action, suit, proceedmg, investigation or inquiry hereafter made , i .. TJ . S'jtuted or threatened in which he or she may be involved as a party or otherwise by reason of any past or future action taken or authorized and approved by him or her or any omission to act as such officer or director, at the time of the incurring or imposition of such costs , expenses, or liabilities, except such costs, expenses or liabilities as shall relate to matters as to which he or she shall in such action, suit or proc ... "'eding, be firtally adjudged to be liable by reason of his or her negligence or willful misconduct toward the corporation or such other corporation in the performance of his duties as such officer or director . As to whetl . , , .. · not ffERMAN G', HEJIBIG ATTOfiKEV A T LA.W - M!Kl91. N EV A.DA 7"'1 - 782 - 4000

ARTICLES OF:INCORPORATION PAGE3 a director or officer was liable by reason of bis or her negligence or willful misconduct toward the corporation or such other corporation in the performance of his duties as such officer or director, in the absence of such final adjudication of the existence of liability, the Board of Directors and each officer and director may conclusively rely upon an opinion of legal counsel selected by or in the manner designated by the Board of Directors . The foregoing right of indemnification shall not be exclusive of other rights to which any such officer or director may be entitled as a matter of law or otherwise, and shall inure to the benefit or the heirs, executors, administrators and assigns of each officer or director . Authority is hereby granted to the shareholders of this corporation to vote to change, from time to rime, the authorized number of directors of this corporation by a duly adopted amendment to the bylaws of this corporation . 6. INCORPORATOR The name and post office address of the incorporator signing these Articles of Incorporation is Herman G. Herbig, Esq., Post Office Box 2290 Minden, Nevada 89423 - 2290. W : 4 £ Jlittl'l : enrigneh, being the original incorporator herein named, for the purpose of fanning a corporation to do business both within and williout, the State of Nevada, and in pursuance of the general corporation law of the State of Nevada, does make and file this certificate, hereby declari . ng and certifying that the facts hereinabove stated are true, and accordingly have hereunto set my band . DATED AND DONE February 17 , 1998 . 163 8 Ninth Street Post Office Box 2290 :Minden, Nevada 89423 - 2290 Office: 702 - 782 - 4003 Fax: 702 - 782 - 6025 HERMAN G. HEJIBJG Arro AT l. /oJN - 11.ll'Oe>, NEVAM "'2 - 782 - 4003

ARTICLES OF INCORPORATION
PAGE 4

Notarial Acknowledgement

STATE OF NEVADA, DOUGLAS COUNTY: ss

On February 17, 1998, before me, the undersigned
Notary Public, personally appeared
HERMAN G. HERBIG
☒ personally known to me as such OR
☐ proven to me as such by satisfactory evidence
to be the person whose name is subscribed to the
within Articles of Incorporation, and who acknowledged
to me that he executed the same freely and voluntarily
and for the uses and purposes therein mentioned.

Sandy Dombrowski
NOTARY PUBLIC – STATE OF NEVADA

SANDY DOMBROWSKI
Notary Public - Nevada
Douglas County
My Appointment Expires Mar. 1, 1999

Certificate of Acceptance of Appointment by Resident Agent

I, HERMAN G. HERBIG, hereby certify that on February 17, 1998, THE BUSINESS ADVANTAGE, INC., a Nevada corporation, accepted the appointment as Resident Agent of **Business Advantage No. 22, Inc.** in accordance with the provisions of NRS 78.090. Furthermore, that the registered office in this State is located at:

1638 Ninth Street
Post Office Box 2290
Minden, Nevada 89423-2290

IN WITNESS WHEREOF, I have set my hand February 17, 1998.

THE BUSINESS ADVANTAGE, INC.

BY: HERMAN G. HERBIG, ESQ.

HERMAN G. HERBIG
ATTORNEY AT LAW - MINDEN, NEVADA
702-782-4099